Exhibit 1.2

THE COMPANIES ACT (REVISED)
OF THE CAYMAN ISLANDS

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Li Bang International Corporation Inc.

(adopted pursuant to Special Resolutions of the Company passed on April 30, 2026)

1 DEFINITIONS AND INTERPRETATION

1.1 The Regulations contained in Table A in the First Schedule to the Companies Act do not apply to the Company. In these Articles of Association, if not inconsistent with the context, the following words and expressions shall have the following meanings:

Articles means these Articles of Association;

Class A Ordinary Share means a Class A ordinary share in the capital of the Company, having the rights provided for in these Articles;

Class B Ordinary Share means a Class B ordinary share in the capital of the Company, having the rights provided for in these Articles;

Companies Act means the Companies Act (Revised) of the Cayman Islands, as amended or re-enacted from time to time;

Company means the above named company;

Designated Stock Exchange means Nasdaq in the United States of America for so long as the Company's shares are there listed and any other stock exchange on which the Company's Shares are listed for trading from time to time;

Director means a director of the Company appointed in accordance with these Articles;

Distribution means a distribution, dividend (including an interim dividend) or other payment or transfer of property of the Company on or in respect of a Share (save in respect of its redemption or repurchase);

Electronic Transactions Act means the Electronic Transactions Act (Revised) of the Cayman Islands;

Independent Director means a Director who is an independent director as defined in the listing rules of the Designated Stock Exchange, as determined by the Directors;

Member has the same meaning as in the Companies Act;

Memorandum means the Memorandum of Association of the Company;

Officer means any person appointed by the Directors to hold an office in the Company;

Ordinary Resolution means a resolution:

(a) passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company (provided that, in computing the majority when a poll is demanded, regard shall be had to the number of votes to which each Member is entitled by these Articles); or

(b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members.

Register of Directors and Officers means the register of Directors and Officers maintained by the Company in accordance with these Articles;

Register of Members means the register of Members referred to in these Articles;

Registrar means the Registrar of Companies and includes the Deputy Registrar of Companies;

Registered Office means the registered office for the time being of the Company;

Seal means any seal which has been duly adopted as the common seal of the Company and includes every duplicate seal;

Secretary means the person appointed to perform any or all of the duties of secretary of the Company, including any assistant secretary;

Share means a share of any class in the capital of the Company, including a fraction of a share issued or authorised to be issued by the Company;

Special Resolution means a special resolution passed in accordance with Section 60 of the Companies Act, being a resolution:

(a) passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given (provided that, in computing the majority when a poll is demanded, regard shall be had to the number of votes to which each Member is entitled by these Articles); or

(b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members;

Treasury Share means a Share that has been repurchased, redeemed, surrendered to or otherwise acquired by the Company and not cancelled; and

written includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange and electronic mail in accordance with the Electronic Transactions Act and in writing shall be construed accordingly.

1.2 In the Memorandum and these Articles, unless the context otherwise requires a reference to:

(a) words importing the masculine gender include the feminine gender;

(b) any Cayman Islands law or regulation, is a reference to such law or regulation as amended or re- enacted from time to time;

(c) the singular includes the plural and vice versa;

(d) a person includes all legal persons and natural persons; and

(e) legal persons include all forms of corporate entity and any other person having capacity to act in its own name created by or in accordance with the laws or regulations of any jurisdiction.

1.3 Headings are for ease of reference only and shall be disregarded in interpreting the Memorandum and the Articles.

2 COMMENCEMENT OF BUSINESS

2.1 **Commencement**. The business of the Company may be commenced at such time as determined by the Directors.

2.2 **Commencement Costs and Expenses**. The Directors may pay, out of capital or other money of the Company, all costs and expenses incurred in the establishment and registration of the Company.

3 REGISTERED SHARES

3.1 **Registered Shares**. The Company shall issue registered Shares only.

3.2 **No Bearer Shares**. The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

4 SHARE CERTIFICATES

4.1 **Share Certificates**. Unless and until the Directors resolve to issue share certificates, no share certificate shall be issued, and the records of the shareholdings of each Member shall be in uncertified book entry form. If the Directors do resolve to issue share certificates in respect of any one or more classes of Shares, then every Member holding such Shares shall be entitled, upon written request only, to a certificate signed by a Director or Secretary, or any other person authorised by a resolution of the Directors, or under the Seal specifying the number of Shares held by him and the signature of the Director, Secretary or authorised person and the Seal may be facsimiles or affixed by electronic means pursuant to the Electronic Transactions Act .

4.2 **Indemnity and Replacement**. Any Member receiving a certificate shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed or, in connection with any proposed share transfer, a new certificate may be issued, on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by the Directors.

4.3 **Joint Holders**. If several Members are registered as joint holders of any Shares, any one of such Members may give an effectual receipt for any share certificate.

5 SHARES

5.1 **Issue**. Subject to the provisions of the Memorandum and these Articles and to the rights attaching to any class of existing Shares, the Directors may issue, allot, grant options over or otherwise dispose of Shares (including any fractions of Shares) and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges (whether in regard to voting, Distributions, a return of capital or otherwise), in such classes and series, at such times, to such persons, for such consideration and on such terms as the Directors may determine.

5.2 **Class A Ordinary Shares and Class B Ordinary Shares.**

(a) *Voting*. Except as otherwise provided in these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted

to a vote by the Members. At any general meeting, each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to fifteen (15) votes on all such matters.

(b) *Conversion*.

(i) Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

(ii) Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one for one basis at the option of the holder of such Class B Ordinary Shares, provided that the applicable conversion ratio for Class B Ordinary Shares shall be adjusted to account for (x) any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Ordinary Shares in issue into a greater or lesser number of shares occurring after the adoption of these Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Ordinary Shares in issue, and (y) any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class B Ordinary Shares in issue into a greater or lesser number of shares occurring after the adoption of these Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class A Ordinary Shares in issue.

(iii) References in this Article 5.2(b) to "conversion", "convertible" or similar terms shall mean the compulsory redemption without notice of the relevant Class B Ordinary Shares of and, on behalf of the holder thereof, the automatic application of such redemption proceeds in paying for such new Class A Ordinary Shares into which the Class B Ordinary Shares have been converted at a price per Class B Ordinary Share necessary to give effect to a conversion calculated on the basis that the Class A Ordinary Shares to be issued as part of the conversion will be issued at par.

(c) Except as set out in the foregoing provisions of this Article 5.2, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank *pari passu* in all respects with one another and shall have the same rights, preferences, privileges and restrictions.

5.3 **Consideration for Share Issue**. A Share may be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

5.4 **Register of Members**. The Register of Members kept by the Company shall contain:

(a) the names and addresses of each Member;

(b) a statement of the Shares held by each Member;

(c) the distinguishing numbers of the Shares of each Member (if any);

(d) the amount paid, or agreed to be considered as paid, on the Shares of each Member;

(e) the date on which the name of each person was entered on the register as a Member; and

(f) the date on which any person ceased to be a Member.

5.5 **Commission**. The Company is authorised to pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any Shares.

6 VARIATION OF RIGHTS

6.1 **Class Variation**. If, at any time, the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of more than one half of the issued Shares of that class or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate general meeting of the holders of the Shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall, *mutatis mutandis*, apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy one- third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

6.2 **No Variation on Further Issue**. The rights conferred upon the holders of the Shares of any class shall, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed not to be varied by the creation or issue of further Shares ranking *pari passu* with, or subsequent or in priority to, the existing Shares of that class.

7 REDEMPTION, PURCHASE AND SURRENDER OF SHARES AND TREASURY SHARES

7.1 **Redemption, Purchase and Surrender**. Subject to the provisions of the Companies Act and to the rights attaching to any class of Share, the Company may:

(a) issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b) purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors determine;

(c) make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act including out of capital; and

(d) permit the surrender of fully paid Shares for no consideration.

7.2 **Effect of Redemption, Purchase and Surrender**. Shares that the Company redeems, purchases, accepts by way of surrender or otherwise acquires pursuant to Article 7.1 may:

(a) be cancelled; or

(b) be held as Treasury Shares on such terms and in such manner as the Directors determine prior to such acquisition.

7.3 **Treasury Shares**. All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share, other than as set out in this Article. The Company may:

(a) cancel the Treasury Shares on such terms and in such a manner as the Directors may determine; and

(b) transfer the Treasury Shares in accordance with Article 12.

7.4 **No Participation**. Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

7.5 **No other Redemption**. The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

7.6 **Redemption in Kind**. The Directors may, when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payments either in cash or in kind.

8 LIEN

8.1 **All Monies Payable**. The Company shall have a first and paramount lien on every partly-paid or unpaid Share for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that Share by the Member or by one or more joint Members or by any of their estates to the Company (the Lien Amount) but the Directors may, at any time, declare any Share to be wholly or in part exempt from this Article. The Company's lien, if any, on a Share shall extend to all Distributions payable thereon.

8.2 **Sale**. The Company may sell, in such manner as the Directors think fit, any Shares in which the Company has a lien, but no sale shall be made unless some amount in respect of which the lien exists is presently payable and the period of fourteen days has elapsed after the Company has given a notice in writing, stating and demanding payment of such part of the presently payable amount, to the relevant Member.

8.3 **Registration of Purchase**. The Directors may authorise any person to transfer the Shares sold in accordance with this Article to the purchaser of such Shares. The purchaser shall be registered as the holder of the Shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale of the Shares in accordance with this Article.

8.4 **Application of Proceeds**. The proceeds of the sale, net of any costs incurred by the Company in relation to the sale, shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable. The Company shall retain and have a lien over such part of the remainder of the proceeds as is equal to the Lien Amounts which exist but are not presently payable by the Member and may apply such proceeds against the Lien Amounts as and when they become payable and the residue shall be paid to the person entitled to the Shares at the date of the sale.

9 CALLS ON SHARES

9.1 **Calls**. The Directors may, from time to time, make calls upon the Members in respect of some or all of any moneys unpaid on their Shares, whether in respect of their par value or the premium payable on those Shares; each Member shall (subject to receiving at least 14 days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares. A call may be required to be paid in instalments. The Directors may revoke or postpone a call at any time.

9.2 **Joint Holders**. The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof and the holder or joint holders of a Share at the time of a call shall remain liable to pay the

call on that Share, notwithstanding any subsequent transfer of the Share being registered by the Company.

9.3 **Interest on Calls**. If a sum called in respect of a Share is not paid before or on the day appointed for payment of that call, the Member from whom such amount is due shall pay interest upon the sum at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is so fixed, at the rate of six percent per annum from the day appointed for payment of the call to the time of the actual payment. The Directors shall have the discretion to waive payment of any such interest in full or in part.

9.4 **Fixed Payment Dates**. The provisions contained in these Articles in respect of calls shall apply to payments, whether on account of the amount of the Share, or by way of premium, to be made on the allotment of a Share or any date fixed on the issue of the Share as if the same had become payable by virtue of a call duly made and notified.

10 FORFEITURE

10.1 **Failure to pay Call**. If a Member fails to pay any call or instalment of a call in respect of Shares on the day appointed for payment, the Directors may serve a notice on such Member naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the Shares, or any of them, will be liable to be forfeited.

10.2 **Forfeiture**. If the requirements of the notice referenced in this Article are not complied with the Company may forfeit the Shares together with any Distributions declared payable in respect of the forfeited Shares and not paid at any time before tender of payment.

10.3 **No Refund**. The Company is under no obligation to refund any moneys to the Member whose Shares have been forfeited.

10.4 **Sale of Forfeited Share**. A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by the Company as the Directors determine.

10.5 **Outstanding Liability**. A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares together with all expenses and interest from the date of forfeiture or surrender until payment.

10.6 **Certificate of Forfeiture**. A certificate in writing under the hand of a Director or Officer stating that a Share has been duly forfeited on the date stated in the certificate shall be conclusive evidence of the facts stated in the certificate as against all persons claiming to be entitled to the Share. The Directors may authorize any person to transfer the Shares sold in accordance with this Article to the purchaser of such Shares. The purchaser shall be registered as the holder of the Shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale of the Shares in accordance with this Article.

10.7 **Fixed Payment Dates**. The provisions of this Article applying to forfeiture for failure to pay any call or instalment of a call shall apply to the failure to make payments, whether on account of the amount of the Share, or by way of premium, to be made on the allotment of a Share or any date fixed on the issue of the Share as if the same had become payable by virtue of a call duly made and notified.

11 TRANSMISSION OF SHARES

11.1 **Legal Personal Representative**. The legal personal representative of a deceased sole holder of a Share shall be the only person recognised by the Company as having any title to the Share. In the case of a Share registered in the names of two or more holders, the survivors, survivor or the legal personal representatives of the deceased survivor, shall be the only person(s) recognised by the Company as having any title to the Share.

11.2 **Transmission**. Any person becoming entitled to a Share in consequence of the death or bankruptcy of or any analogous event affecting a Member (each such event a Transmission Event and each such person a Representative) shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the Member could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by such Member before the occurrence of a Transmission Event.

11.3 **Pre-Registration Status**. Representatives shall be entitled to the same notices, dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

11.4 **Requirement for Registration**. The Directors may at any time give notice requiring a Representative to elect either to be registered himself or to have some person nominated by him become the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before the Transmission Event). If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

12 TRANSFER OF SHARES

12.1 **Instrument of Transfer**. Provided that such transfer complies with applicable rules of the Designated Stock Exchange, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors, executed:

(a) where the Shares are fully paid, by or on behalf of that Member; and

(b) where the Shares are partly-paid or unpaid, by or on behalf of that Member and the transferee.

12.2 **Power to Refuse Registration**. Where the shares in question are not listed on, or subject to the rules of, the Designated Stock Exchange, the Directors may, in their absolute discretion, decline to register any transfer of shares that has not been fully paid up or is subject to a company lien. The Directors may also, but are not required to, decline to register any transfer of any Share unless:

(a) the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b) the instrument of transfer is in respect of only one class of Shares;

(c) the instrument of transfer is properly stamped, if required;

(d) the Share transferred is fully paid and free of any lien in favour of the Company;

(e) any applicable fee related to the transfer is paid to the Company; and

(f) in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four.

12.3 **Certificates**. Subject to Article 4.2, where the Company has issued a certificate in respect of a Share proposed to be transferred, the transferor shall lodge, with the instrument of transfer, the original certificate relating to the Share being transferred.

12.4 **Effective Date**. The transfer of a Share is effective when the name of the transferee is entered on the Register of Members. Until such time, the transferor shall be deemed to remain a Member.

12.5 **Lost Certificate**. If the Directors are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may, on receipt of such indemnities as they may require:

(a) accept such evidence of the transfer of Shares as they consider appropriate; and

(b) proceed to register the transferee's name in the Register of Members.

12.6 **Notification of Refusal**. Where the Directors refuse to register a transfer of a Share, they shall, within two months after the date on which the transfer was lodged with the Company, notify the transferee of the refusal.

12.7 **Transfer of Treasury Shares**. The transfer of Treasury Shares may be for valuable consideration or otherwise, and at a discount to the par value of the Shares.

12.8 **Suspension of Transfers**: The registration of transfers may, on not less than 14 days' notice being given by advertisement in one or more newspapers, by electronic means or by any other means, be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that registration shall not be suspended for more than 30 days in any year.

13 REGISTERED HOLDER DEEMED ABSOLUTE OWNER

13.1 The registered holder of a Share shall be treated as the absolute owner of such Share. No person shall be recognised by the Company as holding any Share upon trust and the Company shall not register nor be bound by or required to recognise any equitable or other interest of whatever nature in a Share other than an absolute right to the Share, irrespective of whether the Company has notice of such interest.

14 ALTERATION OF SHARE CAPITAL

14.1 **Increase or Amendment**. The Company may by Ordinary Resolution:

(a) increase the share capital by such sum, to be divided into Shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as the resolution shall prescribe;

(b) consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c) subject to section 13 of the Companies Act, sub-divide its existing Shares, or any of them, into Shares of smaller amounts than is fixed by the Memorandum; and

(d) cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

14.2 **Reduction**. Subject to the provisions of the Companies Act and these Articles, the Company may, by Special Resolution, reduce its share capital and any capital redemption reserve in any manner.

15 MEETINGS AND CONSENTS OF MEMBERS

15.1 **Meetings**. All meetings of Members shall be referred to as extraordinary general meetings unless the general meeting is an annual general meeting. The Company may but shall not be obliged to hold an annual general meeting.

15.2 **Directors Convene**. Any Director may convene meetings of the Members at such times and in such manner and places within or outside the Cayman Islands as the Director considers necessary or desirable.

15.3 **Members Convene**. Any one or more of the Directors shall forthwith proceed to convene a meeting of Members upon the written request of Members entitled to exercise 10% or more of the rights to vote at such general meeting. The written request of Members to requisition a meeting must state the purpose of the meeting and must be signed by the Members requisitioning the meeting. The written request must be lodged at the Registered Office and may be delivered in counterpart.

15.4 **Failure to Convene**. If the Directors do not proceed to convene a meeting of Members within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the meeting of Members in the same manner as nearly as possible as that in which a meeting of Members may be convened by a Director, in which case all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company. Where the requisitionists fail to convene the meeting of Members within three months of their right to convene the meeting arising, the right to convene the meeting of Members shall lapse.

15.5 **Notice of Meeting**. The Director convening a meeting shall give not less than five days' notice (exclusive of the day on which notice is served or deemed to be served, but inclusive of the day for which notice is given) of a meeting of Members to:

(a) those Members entitled to attend and vote at the meeting; and

(b) each of the Directors and the Company's auditor.

The notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the meeting. In addition, if a resolution is proposed as a Special Resolution, the text of that resolution shall be given to all Members.

15.6 **Failure to Give General Notice**. A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

15.7 **Failure to give Individual Notice**. The inadvertent failure of a Director who convenes a meeting to give notice of a meeting to a Member or another Director, or the fact that a Member or another Director has not received notice, does not invalidate the meeting.

15.8 **Voting**. No person shall be entitled to vote at any meeting of Members unless he is registered as a Member on the record date for such meeting and all calls or other moneys payable by him in respect of Shares have been paid at or before the record date. Subject to the rights and restrictions attached to any Shares and the provisions of this Article, each Member who is present in person, by its duly

authorised representative or by proxy, shall have one vote and on a poll each Member shall have one vote for every Share of which he is the holder.

16 PROXIES

16.1 **Proxies**. A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

16.2 **Production of Proxies**. The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

16.3 **Form of Proxy**. An instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or may appoint a standing proxy until notice of revocation is received at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose.

16.4 **Joint Ownership and Proxies**. Where Shares are jointly owned:

(a) if two or more persons hold Shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c) if two or more of the joint owners are present in person or by proxy they must vote as one.

17 PROCEEDINGS OF SHAREHOLDER MEETINGS

17.1 **Chairman of Member Meeting**. At every meeting of Members, the chairman of the board of Directors shall preside as chairman of the meeting. If there is no chairman of the board of Directors or if he is not present at the meeting within fifteen minutes of the time appointed for the meeting or if he is unwilling to act the Directors present shall elect the chairman of the meeting.

17.2 **Adjournment**. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

17.3 **Conference Call**. A Member, or his duly authorised representative or proxy, shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means by means of which all the persons participating in the meeting are able to hear each other.

17.4 **Objections**. No objection shall be raised to the qualification of any voter except at the meeting of members or adjourned meeting of Members at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and binding on all parties.

17.5 **Casting of Votes**. A Member entitled to cast more than one vote need not cast the votes in respect of the Shares held by him in the same way on any resolution for which a poll is taken. A person appointed as the authorised representative or proxy of a Member may cast the votes in respect of the Shares for which he is appointed in a like manner.

17.6 **Quorum**. A meeting of Members is duly constituted and quorate if, at the commencement of the meeting, there are present in person, through their authorised representative or by proxy one or more

Members holding Shares representing at least one-third of all of the issued Shares entitled to attend and vote thereat.

17.7 **No Quorum**. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

17.8 **Polls**. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless the board of Directors demands before the meeting that voting shall be conducted by poll or a poll is (before, on or after the declaration of the result of the show of hands) demanded by the chairman of the meeting or one or more Members present in person or by proxy and holding Shares representing at least ten percent of all of the issued Shares giving a right to attend and vote at the meeting, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

17.9 **Director Participation**. Directors may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.

17.10 **Unanimous Written Resolutions**. Any Ordinary Resolution or Special Resolution of Members and any other action that may be taken by the Members at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all Members who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the latest date borne by the counterparts.

18 APPOINTMENT AND REMOVAL OF DIRECTORS

18.1 **Number of Directors**. The Company shall have a board of Directors consisting of not less than one Director. Subject to the foregoing, the Company may by Ordinary Resolution impose a maximum or minimum number of Directors required to hold office at any time and vary such limits from time to time.

18.2 **Appointment of Directors**. Subject to the limits set out in the preceding Article, Directors shall be appointed by Ordinary Resolution or by a resolution of the Directors and may be removed by Ordinary Resolution.

18.3 **Term**. Each Director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

18.4 **Vacation**. The office of a Director shall be vacated if that Director:

(a) is prohibited by the law of the Cayman Islands from acting as a director;

(b) is made bankrupt or makes an arrangement or composition with his or her creditors generally;

(c) resigns his office by notice to the Company;

(d) only held office as a Director for a fixed term and such term expires;

(e) in the opinion of a registered medical practitioner by whom that Director is being treated, becomes physically or mentally incapable of acting as a director;

(f) is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director);

(g) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h) without the consent of the other Directors, is absent from meetings of Directors for a continuous period of six months.

19 REGISTER OF DIRECTORS AND OFFICERS

19.1 **Details.** The Register of Directors and Officers shall contain:

(a) the names and addresses of the persons who are Directors and Officers;

(b) the date on which each person whose name is entered in the register was appointed as a Director or Officer; and

(c) the date on which each person named as a Director or Officer ceased to be a Director or Officer.

20 POWERS OF DIRECTORS

20.1 **Management by Directors**. Subject to the provisions of the Companies Act, the Memorandum and these Articles, the business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors shall have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company as are not by the Companies Act, the Memorandum or these Articles required to be exercised by the Members. No alteration of the Memorandum or these Articles shall invalidate any prior act of the Directors that was valid at the time undertaken and, to the extent allowed by the Companies Act, Members may by Special Resolution validate any prior or future act of the Directors which would otherwise be in breach of their duties. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

20.2 **Good Faith**. Each Director shall exercise his powers for a proper purpose. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

20.3 **Acting in Vacancy**. The continuing Directors may act notwithstanding any vacancy in their body, but if and for so long as their number is below any minimum number of Directors fixed by or pursuant to these Articles, the continuing Directors may act for the purposes of passing a resolution to appoint further Directors to the board of Directors and of convening a meeting of Members to appoint further Directors but for no other purpose.

20.4 **Indebtedness and Security**. The Directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

21 PROCEEDINGS OF DIRECTORS

21.1 **Quorum**. The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall be counted in the quorum. A Director who also acts as an alternate Director shall count twice towards the quorum.

21.2 **Voting**. Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled to a separate vote on behalf of his appointor in addition to his own vote.

21.3 **Conference Call**. A person may participate and vote in a meeting of the Directors or committee of Directors by telephone or other electronic means by means of which all the persons participating in the meeting are able to hear each other. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

21.4 **Unanimous Written Resolution**. A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign any such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

21.5 **Notice of Meetings**. A Director may, or other Officer on the requisition of a Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held.

21.6 **Chairman of the Board**. The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

21.7 **Defects**. Absent fraud, all acts done by any meeting of the Directors or a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

22 PRESUMPTION OF ASSENT

22.1 A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favour of such action.

23 DIRECTORS' INTERESTS

23.1 **Other Office**. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine. A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

23.2 **No Exclusivity**. A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

23.3 **Directors' Interests**. A Director shall not, as a Director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise then by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, the Company) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a) the giving of any security, guarantee or indemnity in respect of:

(i) money lent or obligations incurred by him or by any other person for the benefit of the Company or any of its subsidiaries; or

(ii) a debt or obligation of the Company or any of its subsidiaries for which the Director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b) where the Company or any of its subsidiaries is offering securities in which offer the Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the Director is to or may participate;

(c) any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one per cent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate;

(d) any act or thing done or to be done in respect of any arrangement for the benefit of the employees of the Company or any of its subsidiaries under which he is not accorded as a Director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e) any matter connected with the purchase or maintenance for any Director of insurance against any liability or (to the extent permitted by the Companies Act) indemnities in favour of Directors, the funding of expenditure by one or more Directors in defending proceedings against him or them or the doing of any thing to enable such Director or Directors to avoid incurring such expenditure.

23.4 **Interested Director Voting and Disclosure of Interests**. A Director may, as a Director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or which falls within Article 23.3 provided that the nature of the interest of the Director in any such contract, transaction, arrangement or proposal shall be disclosed by him at or prior to its consideration and any vote thereon. For this purpose, a general notice given by the Director to the Company or to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof disclosing of the nature of a Director's interest shall be sufficient disclosure of that interest and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

23.5 **Contracting with Directors.** No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.

24 MINUTES

24.1 The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

25 DELEGATION OF DIRECTORS' POWERS

25.1 **Delegation.** The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

25.2 **Committees.**

(a) The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. The delegation may be collateral with, or to the exclusion of, the Directors' own powers.

(b) Any such delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

(c) Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

(d) The Directors shall establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles. Each of the audit committee, compensation committee and nominating and corporate governance committee shall consist of at least three Directors (or such larger minimum number as may be required from time to time by the listing rules of the Designated Stock Exchange). The majority of the committee members on each of the compensation committee and nominating and corporate governance committee shall be Independent Directors. The audit committee shall be made up of such number of Independent Directors as required from time to time by the listing rules of the Designated Stock Exchange or otherwise required by applicable law.

25.3 The Directors may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration. The Directors may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional

board or any of them to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation under this Article may be made on such terms and subject to such conditions as the Directors thinks fit and the Directors may remove any person so appointed, and may revoke or vary any such delegation.

25.4 **Third Party Delegation**. The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney, agent or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys, agents or authorised signatories as the Directors may think fit and may also authorise any such attorney, agent or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

25.5 **Officers**. The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the Directors.

26 ALTERNATE DIRECTORS

26.1 **Alternate Appointment**. Any Director (other than an alternate Director) may by writing in notice to the Company appoint any other Director, or any other person willing to act, to be an alternate Director.

26.2 **Conduct of Alternates**. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and, save as expressly provided herein, to perform all the functions and exercise all of the powers of his appointor as a Director in his absence.

26.3 **Automatic termination**. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

26.4 **No Agency**. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

27 NO MINIMUM SHAREHOLDING

27.1 The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

28 REMUNERATION OF DIRECTORS

28.1 **Office Remuneration**. The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination of such methods.

28.2 **Additional Remuneration**. The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

28.3 **Pensions**. The Directors, on behalf of the Company, may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

29 INDEMNIFICATION

29.1 **Indemnity and Exclusion of Liability**. Every Director, alternate Director or Officer shall be indemnified out of the assets of the Company against any and all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Directors or Officers, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

29.2 **Advancement of Expenses**. Expenses, including legal fees, incurred by a Director, alternate Director or Officer, or former Director, alternate Director or Officer in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by such party to repay the amount if it shall ultimately be determined that such Director, alternate Director or Officer is not entitled to be indemnified by the Company and upon such terms and conditions, if any, as the Company deems appropriate.

29.3 **Insurance**. The Company may purchase and maintain insurance in relation to any person who is or was a Director, alternate Director, Officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, alternate director, Officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity.

30 RECORDS

30.1 **Registered Office Records**. The Company shall keep the following documents at the Registered Office:

(a) the Certificate of Incorporation and any Certificate on Change of Name;

(b) a copy of the Memorandum and Articles;

(c) the Register of Directors and Officers; and

(d) to the extent the Company has created a security interest over any of its assets the Register of Mortgages and Charges required to be maintained by the Company under Section 54 of the Companies Act.

30.2 **Other Corporate Records**. The Company shall keep the following records at the Registered Office or at such other place or places, within or outside the Cayman Islands, as the Directors may determine:

(a) minutes of meetings, Ordinary Resolutions and Special Resolutions of Members and classes of Members;

(b) the Register of Members; and

(c) minutes of meetings and Resolutions of Directors and committees of Directors.

30.3 **Electronic Form**. All of the registers and records kept by the Company under these Articles shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

30.4 **Inspection of corporate records**. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the corporate records of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right to inspect any corporate records of the Company except as conferred by the Companies Act or authorised by the Directors

31 SEAL

31.1 **Use of Seal**. The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or an Officer or other person appointed by the Directors for the purpose.

31.2 **Duplicate Seal**. The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

31.3 **Authentication and Filing**. A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

32 DISTRIBUTIONS

32.1 **Payment of Distributions**. Subject to the Companies Act and this Article, the Directors may declare and pay out of the funds of the Company lawfully available for such purpose a Distribution at a time and of an amount they think fit. No Distribution shall be paid except out of the realised and unrealised profits of the Company, and/or out of the share premium account and/or as otherwise permitted by the Companies Act.

32.2 **Ranking**. Except as otherwise provided by the rights attached to Shares, all Distributions shall be declared and paid according to the par value of the Shares that a Member holds. The Company may pay Distributions in proportion to the amount paid upon each Share where a larger amount is paid up on some Shares than on others. If any Share is issued on terms providing that it shall rank for Distributions as from a particular date, that Share shall rank for Distributions accordingly.

32.3 **Deductions**. The Directors may deduct from any Distribution payable to any Member all sums of money, if any, then payable by him to the Company on account of calls or otherwise.

32.4 **Distribution in Kind**. The Directors may declare that any Distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any

Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

32.5 **Payment**. Any Distribution payable in cash in respect of Shares may be paid by electronic funds transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Distributions payable in respect of the Shares held by them as joint holders.

32.6 **No Interest**. No Distribution shall bear interest as against the Company unless otherwise provided for by the attaching to a particular class of Shares and no distribution shall be paid on Treasury Shares.

32.7 **Unclaimed Payments**. Any Distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Distribution may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Distribution shall remain as a debt due to the Member. Any Distribution which remains unclaimed after a period of six years from the date of declaration of such Distribution shall be forfeited and shall revert to the Company.

33 CAPITALISATIONS

33.1 **Capitalisations**. The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a Distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued Shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the Directors may make such provisions as they think fit in the case of Shares becoming distributable in fractions.

34 RECORD DATE

34.1 **Record Date Determination**. For the purpose of determining Members entitled to attend meetings, receive payment of any Distribution or capitalisation or for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members.

34.2 **No Record Date Chosen**. If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to attend meetings, receive payment of a Distribution or capitalisation, the date on which the notice of the meeting is given or resolution of the Directors declaring such Distribution or capitalisation is adopted, as the case may be, shall be the record date for such determination of Members.

35 REPRESENTATION

35.1 **Representation of Legal Persons**. The right of any individual to speak for or represent a Member or a Director being a legal person shall be determined by the law of the jurisdiction where, and by the documents by which, such legal person is constituted or derives its existence but save where an objection has been raised by a Member or a Director, the Directors shall not be obliged to verify the rights of individuals purporting to speak for or represent legal persons. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court

of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member or the Company.

36 ACCOUNTS

36.1 **Accounts**. The Company shall keep proper books of account with respect to (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place; (b) all sales and purchases of goods by the Company; and (c) the assets and liabilities of the Company, that in each case, are sufficient to give a true and fair view of the Company's affairs and to explain its transactions.

36.2 **Inspection**. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by the Companies Act or authorised by the Directors.

36.3 **Financial Information**. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

37 AUDIT

37.1 **Auditor**. The Directors may appoint an auditor of the Company who shall hold office until removed from office by resolution of the Directors, and may fix his or their remuneration.

37.2 **Access Right**. Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for any audit.

37.3 **Auditor Reports**. Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at such times as shall be required by the Directors or any meeting of the Members.

38 NOTICES

38.1 **Calculation of Elapsed Time**. Subject to the laws of the Cayman Islands and except as otherwise provided in these Articles, where any period of time is expressed as required for the giving of any notice or in any other case where some other action is required to be undertaken within or omitted from being taken during a specified period of time, the calculation of the requisite period of time will not include the day on which the notice is given (or deemed to be given) or the day on which the event giving rise to the need to take or omit action occurred, but shall include the day on which the period of time expires.

38.2 **Delivery of Notices**. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail. E-mail notices may be sent by e-mail text and/or by way of a document attached to an email in portable document format (PDF) or in Microsoft Word format and/or by any other method separately agreed between the Company and its Members.

38.3 **Deemed Receipt**. Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be

deemed to be effected by properly addressing, pre-paying and posting a letter containing a notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service it shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

38.4 **Notices of General Meeting**. Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members.

39 VOLUNTARY LIQUIDATION

39.1 Subject to the Companies Act, the Company may by Special Resolution be wound up voluntarily.

40 WINDING UP

40.1 **Distribution of Assets**. If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

40.2 **Valuation of Assets**. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members and those liable to contribute to the winding up as the liquidator shall think fit.

41 CONTINUATION

41.1 The Company may, subject to the provisions of the Companies Act and with the approval of a resolution of the Directors, transfer and be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and be de-registered in the Cayman Islands.

42 AMENDMENT OF THE MEMORANDUM AND ARTICLES

42.1 Subject to the Companies Act and the rights attaching to any class or series of Shares, the Company may by Special Resolution change its name or alter or amend these Articles and/or the Memorandum in whole or in part.